UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 14, 2022
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado (Address of Principal Executive Office)	80301 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 15, 2022, Lawrence (Lair) T. Kennedy was elected and appointed to the Board of Directors of Biodesix, Inc. (the “Company”), with such appointment to be effective and service to commence on January 3, 2023. Mr. Kennedy will serve as a director with a term expiring at the Company's Annual Shareholder Meeting in 2025. In connection with Mr. Kennedy's appointment, the Board has appointed Mr. Kennedy to the Audit Committee, effective January 3, 2023.

Mr. Kennedy brings to Biodesix more than 20 years of broad operating, corporate finance, company creation and investment experience with a specific focus in the healthcare industry. Mr. Kennedy currently serves as the Managing Partner and Chief Executive Officer of Westwood Management, a private investment and wealth management firm directing a diverse investment portfolio across a range of alternative and traditional asset classes. Prior to his role at Westwood Management, Mr. Kennedy was the co-founder of Health Carousel, a talent management company with a leading portfolio of healthcare staffing and workforce solution businesses. Mr. Kennedy currently serves on the boards of directors of Healthcare for Kids, HC Locum, Revolution 4.0, and Health Carousel. Mr. Kennedy has received a Master of Business Administration from Duke University’s Fuqua School of Business and a Bachelor of Arts from Colgate University.

In connection with Mr. Kennedy’s appointment, Mr. Kennedy will be entitled to receive compensation and participate in the Company's Non-Employee Director Compensation Policy (the "Director Compensation Policy"), including equity compensation and annual retainers, generally available to the Company’s Board members for each 12-month period from April 1st to March 31st.

Mr. Kennedy will be awarded an initial equity grant at the close of business on January 3, 2023, his appointment effective date. The initial equity grant will have a grant date value of $375,000 and consist of 50% non-qualified stock options ("NQSOs") with a 5-year vesting period (40% at the two-year anniversary of the appointment effective date with the remaining shares vesting in equal monthly installments thereafter over the next three years) and 50% restricted stock units ("RSUs") with a one-year vesting period (vesting 100% on the one-year anniversary of the appointment effective date), with vesting generally subject to Mr. Kennedy's continued service on the Board. Because the initial equity grant will be made as of the effective date of Mr. Kennedy's appointment to the Board, the strike price for the NQSOs will be equal to the closing stock price of the Company on that day. In addition, Mr. Kennedy will be awarded a prorated annual equity grant under the terms of the Director Compensation Policy as of his appointment effective date, having a grant date value of $46,411 and consisting of RSUs vesting 100% on March 31, 2023 and with a grant date fair value equal to the closing stock price of the Company on January 3, 2023, his appointment effective date.

There is no arrangement or understanding pursuant to which Mr. Kennedy was selected to serve as a director of the Company and there are no related party transactions between Mr. Kennedy and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Kennedy and any director or executive officer of the Company.

Amendment to 2021 Senior Management Bonus to Equity Plan

On December 14, 2022, the Company's Board of Directors amended the 2021 Senior Management Bonus to Equity Plan (the “Subplan”), a subplan of the Company’s 2020 Equity Incentive Plan (the “Equity Incentive Plan”).

The Subplan permits a designated employee to make an annual election to receive 25%, 50%, 75% or 100% of the annual cash bonus that such employee earns in the following bonus year in the form of a fully-vested nonstatutory stock option under the Equity Incentive Plan (an “Option”). The amount of cash compensation for which an election may be made under the Subplan is limited to such employee’s target annual cash bonus for the applicable bonus year and, prior to amendment, may have been further limited by a dollar amount set forth in the election form by the Company or the employee. The amendment provides that the Company may also limit the amount of cash compensation for which an election may be made under the Subplan by a percentage set forth in the election form for the bonus year.

The number of shares of the Company’s common stock subject to the Option is determined pursuant to a formula under which the cash value of the bonus to be received in the form of an Option is multiplied by a number (the “Multiplier”), and the product of such calculation is then divided by the Company’s average share price during the applicable bonus year. The amendment changes the Multiplier from four to three.

The foregoing description is a summary of material terms of the amendment. The full text of the amendment will be filed with the Company’s next report on Form 10-K.

Item 7.01. Regulation FD Disclosure.

On December 16, 2022, the Company issued a press release announcing the appointment of Mr. Kennedy to the Board of Directors, as described in Item 5.02 of this Current Report. A copy of the press release announcing the appointment of Mr. Kennedy is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
99.1	Press Release issued by Biodesix, Inc. dated December 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer